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                         SMITH, JACKSON, BOYER & DANIELL
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                 9400 NCX, SUITE 420, 9400 N. CENTRAL EXPRESSWAY
                            DALLAS, TEXAS 75231-5098
                         214/373-8900, FAX 214/369-8314




                         CONSENT OF INDEPENDANT AUDITORS

We consent to the use of our report dated November 1, 2000, on the financial statements of ADS Power Resource, Inc. for the years ended September 30, 2000 and 1999, in the Form 8-K to be filed by MagneTek, Inc. with the Securities and Exchange Commission relative to its acquisition of ADS Power Resource, Inc.



                                       SMITH JACKSON, BOYER & DANIELL

                                       /s/ Smith, Jackson, Boyer & Daniel

                                       A Professional Limited Liability Company


Dallas, Texas
March 15, 2001